EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST SIX MONTHS OF FISCAL YEAR 2018 OPERATING RESULTS

DURANGO, Colorado (October 5, 2017) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three and six months ended August 31, 2017. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products. The Company will host an investor conference call today at 4:15 p.m. Eastern Time to discuss its operating results and other topics of interest (see details below).

SECOND QUARTER HIGHLIGHTS

●	Total revenue decreased 3.9 percent to $8.3 million during the three months ended August 31, 2017 compared to $8.6 million during the three months ended August 31, 2016.

●

Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 4.2 percent during the three months ended August 31, 2017 compared to the three months ended August 31, 2016.

●

Net income decreased 4.8 percent to $928,000, or $0.16 per basic and diluted share, in the three months ended August 31, 2017, compared to net income of $975,000, or $0.17 per basic share and $0.16 per diluted share, in the three months ended August 31, 2016.

●	Operating income decreased 3.4 percent to $1.5 million in the three months ended August 31, 2017, compared with operating income of $1.6 million during the three months ended August 31, 2016.

●

Adjusted EBITDA (a non-GAAP measure defined later in this release) decreased 0.2 percent to $2.01 million in the three months ended August 31, 2017, versus $2.02 million in the three months ended August 31, 2016.

●

Factory sales decreased 1.9 percent during the three months ended August 31, 2017, compared to the three months ended August 31, 2016, primarily due to a 4.2 percent decrease in same-store pounds purchased by franchise and co-branded license locations and a 2.1 percent decrease in the average number of domestic Rocky Mountain Chocolate Factory franchised stores in operation during the three months ended August 31, 2017 compared with the three months ended August 31, 2016, partially offset by a 39.5 percent increase in shipments of products to customers outside our network of franchised retail stores.

●

Royalty and marketing fees decreased 8.8 percent in the three months ended August 31, 2017, primarily due to a 15.8 percent decrease in the number of domestic franchised locations in operation during the three months ended August 31, 2017 compared to the three months ended August 31, 2016.

●

Franchise fees increased 229.3 percent in the three months ended August 31, 2017, primarily resulting from an increase in international license fees during the three months ended August 31, 2017 compared to the three months ended August 31, 2016.

●

Retail sales declined 11.9 percent during the three months ended August 31, 2017, primarily the result of the sale and closure of certain company-owned stores and cafés. Same-store sales at Company-owned stores and cafés decreased 4.1 percent in the three months ended August 31, 2017 compared to the three months ended August 31, 2016.

●	The Company, through its U-Swirl subsidiary entered into an additional Master License Agreement covering the State of Qatar during the three months ended August 31, 2017.

●	The Company opened one domestic franchise location, one international location and three Cold Stone Creamery co-branded locations during the three months ended August 31, 2017.

●	On September 15, 2017, the Company paid its 57th consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

SECOND QUARTER OPERATING RESULTS

Total revenue decreased 3.9 percent to $8.3 million during the three months ended August 31, 2017 compared to $8.6 million during the three months ended August 31, 2016.

Factory sales decreased 1.9 percent during the three months ended August 31, 2017, compared to the three months ended August 31, 2016, primarily due to a 4.2 percent decrease in same-store pounds purchased by franchise and co-branded license locations and a 2.1 percent decrease in the average number of domestic Rocky Mountain Chocolate Factory franchised stores in operation during the three months ended August 31, 2017 compared with the three months ended August 31, 2016, partially offset by a 39.5 percent increase in shipments of products to customers outside our network of franchised retail stores.

Retail sales declined 11.9 percent during the three months ended August 31, 2017, primarily the result of the sale and closure of certain company-owned stores and cafés. Same-store sales at Company-owned stores and cafés decreased 4.1 percent in the three months ended August 31, 2017 compared to the three months ended August 31, 2016.

Royalty and marketing fees decreased 8.8 percent in the three months ended August 31, 2017, primarily due to a 15.8 percent decrease in the number of domestic franchised locations in operation during the three months ended August 31, 2017 compared to the three months ended August 31, 2016. The Company’s franchisees and licensees opened one domestic franchise location, one international location and three Cold Stone Creamery co-branded locations during the three months ended August 31, 2017. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Franchise fees increased 229.3 percent in the three months ended August 31, 2017, primarily resulting from an increase in international license fees during the three months ended August 31, 2017 compared to three months ended August 31, 2016.

Income from operations decreased 3.4 percent to $1.5 million in the three months ended August 31, 2017, compared with operating income of $1.6 million during the three months ended August 31, 2016.

Interest expense, net of interest income, totaled $26,000 in the three months ended August 31, 2017, compared with interest expense, net of interest income, of $33,000 in the three months ended August 31, 2016. The decrease in net interest expense resulted from lower outstanding debt, the result of scheduled repayments towards a promissory note entered into in January 2014 to fund business acquisitions by U-Swirl, Inc.

The Company’s effective income tax rate in the three months ended August 31, 2017 was 37.1 percent compared with 35.9 percent in the three months ended August 31, 2016.

Net income decreased 4.8 percent to $928,000, or $0.16 per basic and diluted share, in the three months ended August 31, 2017, compared to net income of $975,000, or $0.17 per basic share and $0.16 per diluted share, in the three months ended August 31, 2016.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 0.2 percent the three months ended August 31, 2017 to $2.01 million, versus $2.02 million in the three months ended August 31, 2016.

SIX-MONTH OPERATING RESULTS

Total revenue decreased 2.0 percent to $17.6 million during the six months ended August 31, 2017 compared to $18.0 million during the six months ended August 31, 2016.

Factory sales increased 3.1 percent during the six months ended August 31, 2017, compared to the six months ended August 31, 2016, primarily due to a 22.0 percent increase in shipments of products to customers outside our network of franchised retail stores partially offset by a 1.2 percent decrease in same-store pounds purchased by franchise and co-branded license locations and a 2.6 percent decrease in the average number of domestic Rocky Mountain Chocolate Factory franchised stores in operation during the six months ended August 31, 2017 compared with the six months ended August 31, 2016.

Retail sales declined 15.4 percent during the six months ended August 31, 2017, primarily the result of the sale and closure of certain company-owned stores and cafés. Same-store sales at Company-owned stores and cafés decreased 5.0 percent in the six months ended August 31, 2017 compared to the six months ended August 31, 2016.

Royalty and marketing fees decreased 12.3 percent in the six months ended August 31, 2017, primarily due to a 15.9 percent decrease in the number of domestic franchised locations in operation during the six months ended August 31, 2017 compared to the six months ended August 31, 2016. The Company’s franchisees and licensees opened one domestic franchise location, one international location and three Cold Stone Creamery co-branded locations during the six months ended August 31, 2017. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Franchise fees increased 165.9 percent in the six months ended August 31, 2017, resulting from an increase in international license fees during the six months ended August 31, 2017 compared to the six months ended August 31, 2016.

Income from operations increased 2.1 percent to $2.8 million in the six months ended August 31, 2017, compared with operating income of $2.7 million during the six months ended August 31, 2016.

Interest expense, net of interest income, totaled $54,000 in the six months ended August 31, 2017, compared with interest expense, net of interest income, of $69,000 in the six months ended August 31, 2016. The decrease in net interest expense resulted from lower outstanding debt, the result of scheduled repayments towards a promissory note entered into in January 2014 to fund business acquisitions by U-Swirl, Inc.

The Company’s effective income tax rate in the six months ended August 31, 2017 was 36.5 percent compared with 36.0 percent in the six months ended August 31, 2016.

Net income increased 2.1 percent to $1,742,000, or $0.30 per basic and $0.29 per diluted share, in the six months ended August 31, 2017, compared to net income of $1,707,000, or $0.29 per basic share and $0.28 per diluted share, in the six months ended August 31, 2016.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) increased 0.2 percent the six months ended August 31, 2017 to $3,762,000, versus $3,755,000 in the six months ended August 31, 2016.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, equity compensation expenses, and restructuring and acquisition-related charges to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that the adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to their most comparable GAAP measure are included below.

Cash Dividends

On September 15, 2017, the Company paid its 57th consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

Investor Conference Call

The Company will host an investor conference call today, October 5, 2017, at 4:15 p.m. Eastern Time (EDT), to discuss its operating results for the three and six months ended August 31, 2017, along with other topics of interest. To participate in the conference call, please call 1-844-413-3972 (International participants call 1-412-902-6508) approximately five minutes prior to 4:15 p.m. EDT on October 5, 2017 and ask to be connected to the “Rocky Mountain Chocolate Factory Conference Call.”

A replay of the conference call will be available one hour after completion of the call until

Thursday, October 12, 2017 at 5:00 p.m. EST by calling 1-877-344-7529 (International participants call 1-412-317-0088) and entering the conference I.D.#10112572.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of October 5, 2017, the Company, through its subsidiaries and its franchisees and licensees operated 494 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 41 states, Canada, South Korea, and The Republic of the Philippines. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, without limitation, changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding agreement with Cold Stone Creamery Brands, the success of international expansion efforts, the effect of government regulations and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The forward-looking statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	August 31, 2017	August 31, 2017
United States
Rocky Mountain Chocolate Factory
Franchise Stores	1	186
Company-Owned Stores	0	4
Cold Stone Creamery	3	84
International License Stores	1	86
U-Swirl
Franchise Stores	0	132
Company-Owned Stores	0	5
International License Stores	0	1
Total	5	498

SELECTED BALANCE SHEET DATA

(in thousands)

	August 31, 2017	February 28, 2017
Current Assets	$15,583	$15,151
Total Assets	$29,455	$29,418
Current Liabilities	$8,112	$8,060
Stockholder's Equity	$19,484	$18,829

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended August 31,		Three Months Ended August 31,
	2017	2016	2017	2016
Revenues
Factory sales	$4,881	$4,975	59.0%	57.8%
Royalty and marketing fees	2,041	2,236	24.7%	26.0%
Franchise fees	163	49	2.0%	0.6%
Retail sales	1,182	1,342	14.3%	15.6%
Total Revenues	8,267	8,602	100.0%	100.0%
		-
Costs and expenses
Cost of sales	3,853	4,028	46.6%	46.8%
Franchise costs	558	503	6.7%	5.8%
Sales and marketing	566	663	6.8%	7.7%
General and administrative	977	981	11.8%	11.4%
Retail operating	617	659	7.5%	7.7%
Depreciation and amortization, exclusive of depreciation and amortization expense of $128 and $104 included in cost of sales, respectively	195	214	2.4%	2.5%
Restructuring and acquisition related charges	-	-	0.0%	0.0%
Total Costs and Expenses	6,766	7,048	81.8%	81.9%
		-
Income from operations	1,501	1,554	18.2%	18.1%
		-
Other income (expense)
Interest expense	(32)	(44)	-0.4%	-0.5%
Interest income	6	11	0.1%	0.1%
Other, net	(26)	(33)	-0.3%	-0.4%
		-
Income before income taxes	1,475	1,521	17.8%	17.7%
		-
Provision for income taxes	547	546	6.6%	6.3%
		-
Consolidated net income	928	975	11.2%	11.3%
		-
Basic Earnings Per Common Share	$0.16	$0.17
Diluted Earnings Per Common Share	$0.16	$0.16
		-
Weighted Average Common Shares Outstanding	5,876,727	5,829,083
		-
Dilutive Effect of Employee Stock Awards	104,776	161,965
		-
Weighted Average Common Shares Outstanding, Assuming Dilution	5,981,503	5,991,048

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Six Months Ended August 31,		Six Months Ended August 31,
	2017	2016	2017	2016
Revenues
Factory sales	$11,065	$10,736	62.8%	59.7%
Royalty and marketing fees	3,931	4,482	22.3%	24.9%
Franchise fees	412	155	2.3%	0.9%
Retail sales	2,205	2,605	12.5%	14.5%
Total Revenues	17,613	17,978	100.0%	100.0%

Costs and expenses
Cost of sales	8,868	8,829	50.3%	49.1%
Franchise costs	1,073	1,051	6.1%	5.8%
Sales and marketing	1,192	1,317	6.8%	7.3%
General and administrative	2,105	2,221	12.0%	12.4%
Retail operating	1,190	1,326	6.8%	7.4%
Depreciation and amortization, exclusive of depreciation and amortization expense of $253 and $206 included in cost of sales, respectively	390	437	2.2%	2.4%
Restructuring and acquisition related charges	-	60	0.0%	0.3%
Total Costs and Expenses	14,818	15,241	84.1%	84.8%
		-
Income from operations	2,795	2,737	15.9%	15.2%

Other income (expense)
Interest expense	(67)	(92)	-0.4%	-0.5%
Interest income	13	23	0.1%	0.1%
Other, net	(54)	(69)	-0.3%	-0.4%

Income before income taxes	2,741	2,668	15.6%	14.8%

Provision for income taxes (benefit)	999	961	5.7%	5.3%

Consolidated net income	1,742	1,707	9.9%	9.5%

Basic Earnings Per Common Share	$0.30	$0.29
Diluted Earnings Per Common Share	$0.29	$0.28

Weighted Average Common Shares Outstanding	5,865,549	5,832,299

Dilutive Effect of Employee Stock Awards	114,071	171,854

Weighted Average Common Shares Outstanding, Assuming Dilution	5,979,620	6,004,153

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

	Three Months Ended August 31,
	2017	2016	Change
GAAP: Income from Operations	$1,501	$1,554	-3.4%
Depreciation and Amortization	323	318
Equity Compensation Expense	190	147
Restructuring, and acquisition related charges	-	-
Non-GAAP, adjusted EBITDA	$2,014	$2,019	-0.2%

	Six Months Ended August 31,
	2017	2016	Change
GAAP: Income from Operations	$2,795	$2,737	2.1%
Depreciation and Amortization	643	643
Equity Compensation Expense	324	315
Restructuring, impairment and acquisition related charges	-	60
Non-GAAP, adjusted EBITDA	$3,762	$3,755	0.2%